UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Worldgate communications, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

September 3, 2006

Dear Stockholders of WorldGate Communications, Inc.:

You are cordially invited to attend our Annual Meeting of the Stockholders of WorldGate Communications, Inc., a Delaware corporation (“WorldGate” or the “Company”), to be held on October 11, 2006, at 9:30 AM EDT, at the Holiday Inn Philadelphia—NE, 3499 Street Road, Bensalem, PA 19020.

Enclosed with this letter are a Notice of the Annual Meeting, a Proxy Statement, a Proxy Card and a return envelope. The Proxy Statement provides details of the business that we will consider at the Annual Meeting and other information about WorldGate. We have also attached a copy of WorldGate’s Annual Report on Form 10-K for the year ending December 31, 2005, as well as a copy of WorldGate’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2006. These reports will provide you with further information about our Company. The board recommends that you carefully read this Proxy Statement and the accompanying reports.

Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the meeting. To simplify this process your vote may be cast by mail and in most situations also by telephone or through the Internet. Your failure to vote may result in a “NO” vote under certain circumstances, regardless of whether you are actually in favor of a specific proposal. Therefore taking the time to vote is very important to us.

I also hope that you will attend the Annual Meeting. The board of directors and I look forward to seeing you there.

/s/ HAL KRISBERGH
Chairman and CEO
WorldGate

This Proxy Statement is dated September 3, 2006 and is first being mailed to stockholders of the Company on or about September 3, 2006.

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
September 3, 2006

The Annual Meeting (the “Meeting”) of stockholders of WorldGate Communications, Inc. (“WorldGate” or the “Company”) will be held at the Holiday Inn Philadelphia—NE, 3499 Street Road, Bensalem, PA 19020, on October 11, 2006, at 9:30 AM EDT, for the following purposes:

1.                To elect six directors;

2.                To ratify and approve the Company’s issuance of Common Stock in accordance with the terms of the August 11, 2006 private placement to an institutional investor of $11 million in securities (the “August 2006 Private Placement”);

3.                To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock.

4.                To transact other such business as may properly come before the Meeting or any adjournment thereof.

Holders of record of Common Stock of the Company at the close of business on August 22, 2006, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR FAILURE TO VOTE MAY RESULT IN A “NO” VOTE WHETHER OR NOT YOU ARE IN FAVOR OF A PROPOSAL. PROXIES ARE REVOCABLE, AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

The accompanying Proxy Statement contains a more detailed description of each of these matters. We encourage you to read the Proxy Statement.

By order of the board of directors
/s/ RANDALL J. GORT
Randall J. Gort, Secretary

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Ave.
Trevose, PA 19053

Proxy Statement

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by WorldGate Communications, Inc., a Delaware corporation (“WorldGate”, the “Company”, “we” or “our”), of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on October 11, 2006, at 9:30 A.M. EDT, at the Holiday Inn Philadelphia—NE, 3499 Street Road, in Bensalem, PA, and any adjournment or postponement thereof (the “Meeting”). This Proxy Statement and the enclosed Proxy Card are being furnished on or about September 3, 2006, to all holders of record of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”) as of 5:00 P.M. EDT on August 22, 2006.

The Board of Directors encourages you to complete and return the Proxy Card even if you plan to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy card bearing a later date or by attending the Meeting in person and casting a ballot.

The proxy holders, Hal Krisbergh and Randall Gort, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting.

YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

This solicitation of proxies is made by WorldGate, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone or other means of communication. We may also hire agents for the sole purpose of contacting you regarding your proxy, and in this event, will pay these agents a reasonable fee for their services.

Questions and Answers Regarding this Meeting

Q.   Where and when is the Meeting of the stockholders?

A.    The Meeting of the stockholders of the Company will be held at the Holiday Inn Philadelphia—NE located at 3499 Street Road, Bensalem, PA 19020, at 9:30 A.M. EDT, October 11, 2006.

Q.   What is the purpose of the Meeting?

A.   At the Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement.

Q.   How many shares must be present to hold the Meeting?

A.   A majority of WorldGate’s outstanding shares as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Meeting for purposes of establishing a quorum. Your shares will be counted as present at the Meeting if (i) you are present and vote in person at the Meeting; (ii) a Proxy Card has been properly submitted; or (iii) you have voted by telephone or using the Internet, if such methods are available to you.

Q.   Who can vote at the Meeting?

A.   The board of directors set August 22, 2006 as the record date for the Meeting. All stockholders who owned WorldGate Common Stock at the close of business on that date may attend and vote at the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You are still invited to attend the Meeting, however, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request, obtain and bring to the meeting a valid proxy from the organization holding your shares.

On the record date, approximately 40,070,634 shares of our Common Stock were issued and outstanding and held of record by 339 stockholders, and all of these shares are entitled to vote at the Meeting.

Q.   What is a “broker non-vote?”

A.   Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the brokers have the discretion to vote such shares on routine matters, but may not have the authority to vote the shares on non-routine matters without the beneficial owner’s instructions. Thus, if the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the various routine matters such as the election of directors, but expressly states that the broker is NOT voting on proposals which are not routine matters. If a broker entitled to vote your shares leaves those shares unvoted, it is called a broker “non-vote.” A non-vote can occur when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Q.   My shares are held in the “street name.” Will my broker vote my shares?

A.   Unless your broker has discretionary authority to vote your shares, your broker will vote your shares only if you provide it with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote the shares. Otherwise, your broker may not be permitted to vote your shares. IF YOU DO NOT INSTRUCT YOUR BROKER ON HOW TO VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

Q.   How can I vote my shares in person at the Meeting?

A.   Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to attend the Meeting, please bring the enclosed Proxy Card and proof of identification for entrance to the Meeting. If you hold your shares in “street name,” you must request a legal proxy from your broker or other agent in order to vote at the Meeting.

Q.   How can I vote my shares without attending the Meeting?

A.   Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Meeting. You may vote by granting a proxy or, for shares held in “street name,” by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, your broker or nominee will include a voting instruction card.

BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access, you hold your shares in “street name” and you are not a director or officer of WorldGate, you may submit your proxy by following the instructions on the Proxy Card. If you have any questions on or difficulties with submitting your proxy by telephone or the Internet please call the number indicated on your proxy card or 215-354-5109.

BY MAIL—You may submit your proxy by mail by signing your Proxy Card or, for shares held in “street name,” by following the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q.   How can I change my vote after I return my Proxy Card?

A.   You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may do this by signing and submitting a new Proxy Card with a later date, voting by telephone or using the Internet as instructed above and as applicable (your latest telephone or Internet proxy is counted) or by attending the Meeting and voting in person (as described above). Attending the Meeting will not revoke your proxy unless you specifically request it.

Q.   What happens if I just sign, date and return the proxy card without completing the voting?

A.   Your proxy will be voted in accordance with the recommendation of the Board of Directors as set forth in this Proxy Statement, including a vote FOR each of the proposed nominees for our board of directors. If any other matters are properly presented for consideration at the Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Meeting.

Q.   Where can I find the results of the Meeting?

A.   The preliminary voting results will be announced at the Meeting. The final results will be published in a Current Report on a Form 8-K that the Company will file with the United States Securities and Exchange Commission (the “SEC”) when the results are available.

Q.   Where Can I Find More Information?

A.   We file annual, quarterly and special reports, proxy statements, and other information with the SEC. Our Common Stock is traded on the NASDAQ SmallCap Market under the symbol “WGAT.” You may read and copy any document filed by the Company at the SEC’s public reference facilities or on the SEC’s website at http://www.sec.gov, as discussed in more detail below.

Q.   Who Can Help Answer Your Questions?

A.   If you have additional questions about the matters proposed for consideration at the Meeting, you should contact:

WorldGate Communications, Inc.
3190 Tremont Ave.
Trevose, PA 19053
Attention: Joel Boyarski, Chief Financial Officer
Phone Number: (215) 354-5312

Q.   What should I do now?

A.   Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the Meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy, right until the Meeting, and will ensure that your shares are voted if you later find you cannot attend the Meeting. IF YOU DO NOT VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements with respect to our plans and objectives, the condition of our business, general economic conditions and other matters. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to us that could cause the results to differ materially from those in forward-looking statements include, but are not limited to: (i) general economic conditions, (ii) our ability to continue the development, sale and distribution of our video phone products in a timely and cost effective manner, (iii) the market acceptance for our video phone product, and (iv) our ability to fund our continuing operations. For further details regarding these factors please refer to the “Factors Affecting Our Business Condition” section of our Annual Report on Form 10-KA which accompanies this Proxy Statement.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO THE STOCKHOLDERS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE PROPOSED NOMINEES.

Introduction

The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the board. At the Annual Meeting, six directors will be elected. The term of office for each director will expire at the 2007 annual meeting of stockholders, and each director will hold office until the election and qualification of the director’s successor or until the director’s earlier death, removal or resignation.

The Board of Directors has nominated for election as directors of the Company Steven C. Davidson, Martin Jaffe, Clarence L. Irving, Jr., Hal M. Krisbergh, Jeff Morris and Lemuel Tarshis. All nominees are presently directors of the Company. All nominees have consented to be named and to serve if elected.

The election of a director requires the affirmative “FOR” vote of a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN” in regard to the election of each director. Abstentions and broker non-votes will have no effect on the outcome of the votes with respect to the election of each director. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the board may decide to reduce the number of directors.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees named below.

Nominees For Election

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships
Hal M. Krisbergh	59

Mr. Krisbergh has served as our Chairman and Chief Executive Officer since our inception in March 1995. From September 1981 to September 1994, Mr. Krisbergh was an executive officer of General Instrument (now a part of Motorola, Inc.). Mr. Krisbergh served as President of General Instrument’s Communications Division and, for the past 20 years, has been a well-known figure in the cable industry. He is a recognized leader in the development of addressable cable boxes, impulse pay-per-view, opto-electronics and digital audio technologies. In 1991, Mr. Krisbergh received cable television’s prestigious Vanguard award. Prior to joining General Instrument, Mr. Krisbergh was employed by W. R. Grace & Co., Deloitte & Touche and Raytheon Company.

Steven C. Davidson	57

Mr. Davidson has been a member of our board of directors since April 2002. Mr. Davidson held various executive positions with HBO, Inc., from 1979 until his retirement in April 2002, most recently serving as Senior Vice President and General Manager of Affiliate Operations. In February 2004, Mr. Davidson returned to HBO, Inc., serving as Executive Vice President of Affiliate Sales.

Clarence L. Irving, Jr.	51

Mr. Irving has been a member of our board of directors since July 2000. He has been President and Chief Executive Officer of Irving Information Group, a consulting services firm, since October 1999 and has served as a director of Covad Communications Group, Inc. since April 1999. Mr. Irving served as Assistant Secretary of Commerce to the United States Department of Commerce from June 1993 to October 1999.

Martin Jaffe	59

Mr. Jaffe has been a member of our board of directors since April 2002. Since January 2002, Mr. Jaffe has been the Chief Operating Officer, Managing Director and Co-Founder of Silvercrest Asset Management Group LLC. From November 2000 until September 2001, Mr. Jaffe was Chief Financial Officer of Credit Suisse Asset Management Group, LLC, and from 1981 until November 2000, Mr. Jaffe was Chief Operating Officer of Donaldson, Lufkin & Jenrette Asset Management Group.

Jeff Morris	54

Mr. Morris has been a member of our board of directors since April 2001. Since April 2001, Mr. Morris has been the President of Digital Media Consulting, a new media consulting company. From July 2000 to April 2001, he was President and Chief Executive Officer of Yack, Inc., an Internet events and program guide. Mr. Morris is a veteran of the cable television industry, including a fifteen-year tenure from 1984 through 2000 at Showtime Networks, Inc., where his last position was Senior Vice President of New Media and Technology Development.

Lemuel Tarshis	65

Dr. Tarshis has been a member of our board of directors since April 2001. Since August 1991, Dr. Tarshis has been a director for the Alliance for Technology Management at the Stevens Institute of Technology. In addition he works as a management consultant for start-up companies such as Aequus Technologies Corp and Life-Pack Technologies, Inc. Some of his previous assignments have included Lucent Technologies Inc., Tyco International (US) Inc., Broadband Innovations, Inc. and AT&T.

General Information Concerning the Board of Directors and its Committees

The board is currently composed of Messrs. Krisbergh, Davidson, Irving, Jaffe, Morris and Tarshis, each of whom, other than Mr. Krisbergh, is “independent” as such term is defined under the applicable Nasdaq rules. Pursuant to the Company’s policy the directors are expected to attend the Company’s annual meeting of stockholders. With the exceptions of Messrs. Davidson and Irving all of the Company’s current directors attended last year’s annual meeting of stockholders. The Board of Directors of the Company met on eight occasions in 2005. The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board has elected from its members a specially-designated standing Audit Committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, a Compensation and Stock Option Committee and a Corporate Governance and Nominating Committee. Each of the above directors attended at least 75% of the aggregate of the meetings of the Board held during the period for which he or she was a director and the meetings of the committee or committees on which he or she served during the periods that he or she served.

Audit Committee.   The Audit Committee is currently composed of Dr. Tarshis, Mr. Davidson and Mr. Jaffe, each of whom is “independent” as such term is defined under Rule 4200(a)(15) of the Nasdaq listing standards. The Audit Committee also complies with the financial sophistication requirement under the Nasdaq listing standards. In addition the Board has determined that Mr. Jaffe is an audit committee financial expert as defined by the SEC rules. The 2005 Audit Committee Report is set forth below. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in WorldGate’s financial reporting. The Audit Committee monitors the Company’s financial reporting process and internal control system, reviews and appraises the audit efforts of the Company’s independent registered public accounting firm and provides an avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The Board has adopted a written charter for the Audit Committee that is available on the Company’s web site at http://www.wgate.com/about/. The Audit Committee meets at least three times annually, and meets at least once annually with the Company’s management and independent registered public accounting firm to review the scope of auditing procedures, the Company’s policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company’s financial statements. The Audit Committee met five times in 2005 in addition to other meetings held in conjunction with the full board of directors.

Audit Committee Report

The following is the report of the Audit Committee of the Board of Directors of WorldGate Communications, Inc. with respect to the fiscal year ended December 31, 2005.

Review with Management

The Audit Committee has reviewed and discussed WorldGate’s audited financial statements with WorldGate’s management and independent registered public accounting firm, including the overall quality of WorldGate’s accounting policies.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Marcum & Kliegman LLP, WorldGate’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which include, among other items, matters related to the conduct of the audit of WorldGate’s financial statements.

The Audit Committee has also received written disclosures and the letter from Marcum & Kliegman LLP required by Independence Standards Board Standard No. 1, which relates to the accountants’ independence from the Company and its related entities, and has discussed with Marcum & Kliegman LLP its independence from WorldGate.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of WorldGate that the audited financial statements be included in WorldGate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Submitted by the Audit Committee of the Board of Directors
of WorldGate Communications, Inc.
Lemuel Tarshis
Steven C. Davidson
Martin Jaffe

Compensation and Stock Option Committee.   The Compensation and Stock Option Committee is currently composed of two directors, Messrs. Irving and Morris, each of whom is “independent” as such term is defined under applicable Nasdaq rules. The Compensation and Stock Option Committee has general supervisory power over, and the power to grant options under, the Company’s 2003 Equity Incentive Plan. In addition, the Compensation and Stock Option Committee recommends to the board the compensation of the Company’s Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the compensation of the Company’s other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Board has adopted a written charter for the Compensation and Stock Option Committee that is available on the Company’s web site at http://www.wgate.com/about/. The Compensation and Stock Option Committee met one time in 2005 in addition to meetings held in conjunction with the full board of directors. The 2005 Compensation and Stock Option Committee Report on executive compensation can be found beginning on page 20 of this Proxy Statement.

Corporate Governance and Nominating Committee.   The Corporate Governance and Nominating Committee is currently composed of two directors, Messrs. Irving and Tarshis, each of whom are “independent” as such term is defined under applicable Nasdaq rules. The Corporate Governance and Nominating Committee was formed by the Company in August 2004. The primary function of this committee is to establish Board membership criteria; assist the Board by identifying individuals qualified to become Board members; recommend to the Board matters of corporate governance; facilitate the annual review of the performance of the Board and its committees; and periodically review CEO and management succession plans. The committee also reviews and evaluates stockholder nominees for director. In evaluating nominees for director the committee considers a number of qualities and skills that it believes are necessary for directors to possess, including, but not limited to, (i) roles and contributions valuable to the Company and the general business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as business, operations, technology, finance, and accounting, sales, marketing, international business, government and the like; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings. A director’s qualifications in light of these criteria are considered at least each time the director is re-nominated for Board membership. Stockholder recommendations should be submitted to the Company’s Corporate Secretary in writing no later than the date determined in accordance with the deadlines by which a stockholder must give notice of a matter that he or she wishes to bring before the Company’s Annual Meeting of Shareholders as described in the Stockholder’s Proposals for the 2006 Annual Meeting section of this Proxy Statement. Any recommendation must include: (i) the name and address of the stockholder making the recommendation; (ii) pertinent biographical information about the recommended candidate; and (iii) a description of all arrangements or understandings between the stockholder and the recommended candidate. Recommendations that are received by the Secretary by the deadline will be forwarded to the Chairman of the Governance and Nominating Committee for review and consideration. The Board has adopted a written charter for the Corporate Governance and Nominating Committee that is available on the Company’s web site at http://www.wgate.com/about/. No separate meetings of this committee were held in 2005 independent of the general meetings for the full board.

Communications to the Board of Directors.

Stockholders may communicate with members of the Company’s Board of Directors by writing to the full Board of Directors, any particular committee of the Board of Directors, or any individual member of the Board of Directors at 3190 Tremont Avenue, Trevose, PA 19053, telephone number: (215) 354-5100; facsimile number: (215) 354-1049.

PROPOSAL NO. 2—SALE AND ISSUANCE OF CERTAIN SECURITIES PURSUANT TO AUGUST
2006 PRIVATE PLACEMENT

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION AND APPROVAL OF THE SALE AND ISSUANCE OF CERTAIN SECURITIES PURSUANT TO AUGUST 2006 PRIVATE PLACEMENT.

Introduction

After evaluating its current cash position and the available opportunities to obtain additional financing to support the Company’s efforts to continue the development and marketing of its OJO video phone products, the Company agreed to do a private placement of an $11,000,000 secured convertible debenture with Cornell Capital Partners LLP on August 11, 2006. As part of the private placement the Company also issued to Cornell Capital Partners LLP 177,419 shares of its Common Stock as commitment shares and agreed to issue five-year warrants to purchase up to a total of 2,595,000 shares of Common Stock. The amount of our Common Stock that will be issued as a result of the private placement cannot be precisely determined because we issued securities that convert into, or upon exercise require us to issue, Common Stock, or under certain circumstances make payments in cash, and because the securities issued in the private placement include anti-dilution protections that would require us to issue additional shares of Common Stock if certain triggering events occur. The proceeds of the financing are expected to allow the Company to provide working capital as the Company develops, sales and distributes its OJO video phone product.

The affirmative vote of a majority of the votes cast in person or by proxy at the meeting will be required to ratify and approve the sale and issuance of certain securities pursuant to the August 2006 Private Placement. Abstentions will NOT be counted toward the tabulation of votes cast on the proposal. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Summary of Terms of Private Placement

The debenture to be issued pursuant to this placement has an aggregate principal amount of $11,000,000. The debenture has a maturity of three years, an interest rate of 6% per annum, and is convertible at the option of the investors into WorldGate Common Stock at a conversion price equal to the lesser of $1.75 per share or the 90% of the average of the five lowest daily volume weighted average closing price (“VWAP”) of the Common Stock during the fifteen trading days immediately preceding the conversion date (subject to adjustment in the event of stock dividends and splits and certain distributions to stockholders, fundamental transactions, and future dilutive equity transactions.) Interest is payable at maturity, and we may elect to pay the interest amount in cash or shares of our Common Stock.

The Company received $6,000,000 upon the closing of the transaction ($5,600,000 net of deal costs). An additional $3,000,000 (less transaction costs) will be funded upon stockholder approval of the transaction and $2,000,000 (less transaction costs) upon an effective registration of the shares of Common Stock issuable in the transaction.

The Company has the right to redeem all or any portion of the principal amount of the debenture in cash at any time upon not less than four business days notice if the closing price of our stock is less than $1.75 per share. Such early redemption will, however, require us to pay a 10% prepayment premium. In addition, without any prepayment premium, we have the right to force the holders to convert a maximum of $500,000 of the principal amount of the debenture in any thirty day period if for five consecutive trading days the VWAP of our Common Stock is above $1.925 per share but less then $3.50 per share and providing the daily trading volume exceeds 200,000 shares for these five days, and certain other conditions are met. If the VWAP of our Common Stock is greater than $3.50 per share for 30 consecutive trading days, the daily trading volume exceeds 250,000 shares for five days prior, and if certain other conditions are met, we can also force the holder to convert all or any portion of the outstanding principal and interest into shares of our Common Stock without any prepayment premium. Certain events trigger a default under the debenture. During the occurrence and continuation of any such event of default, the holder of the debenture may accelerate its maturity date.

There are some restrictions on the holder’s right to convert the debenture. The holder cannot make any conversions below $1.75 per share (i) until the earlier of the date registered Common Stock can be issued pursuant to such conversion or January 1, 2007, (ii) which would exceed $500,000 in principal amount in any calendar month, or (iii) which would result in the issuance of more than 840,000 shares of our Common Stock per calendar month (provided that this maximum share limit will be waived by the Company unless it elects to pay the holder in cash the difference in value between 840,000 shares and the number of shares the holders wishes to convert, up to the $500,000 per month conversion limit). If we are in default under the debenture these limitations are waived. The holder is also not restricted in making conversions at $1.75. In no case may the holder convert the debentures if (x) it would result in beneficial ownership of more than 9.99% of our outstanding Common Stock (though this provision can be waived by the holder upon 65 days prior notice,) or (y) such conversion would, without stockholder approval, cause the Company to issue more than 19.99% of its outstanding shares as determined immediately prior to the consummation of the transaction. Under certain circumstances, the debenture holders are entitled to have the conversion price adjusted to correspond to Common Stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares. The $1.75 conversion price is also subject to a weighted average dilution adjustment if we issue shares (apart from certain excluded issuances) of our capital stock at an effective price of less than $1.75 per share. We also granted the debenture holders a security interest in all of our assets. Moreover, the Company is required to register the shares of Common Stock issuable to the investor for resale to the public pursuant to a registration rights agreement, containing customary terms, conditions and indemnities. The private placement includes numerous provisions intended to protect the institutional investors including a cash payment penalty of 1.0% per month for the period above 120 days from the effective date of the agreement that the shares in the transaction fail to be registered, with the aggregate penalty capped at 12%.

In addition, the aggregate number of shares to be issued upon conversion, exercise of the warrants, issuance of the commitment shares, and payment of liquidating damages pursuant to the registration rights agreement has been limited to 61,111,111 shares of Common Stock.

As part of this private placement the Company agreed to issue five-year warrants to purchase a total of up to 2,595,000 shares of WorldGate Common Stock, with 1,145,000 of the warrants having an exercise price of $1.85 per share (with 624,545 of these warrants issued August 11, 2006 and 520,455 warrants to be issued upon stockholder approval of the transaction), 1,100,000 of the shares having an exercise price of $2.35 per share (with 600,000 of these warrants issued August 11, 2006 and 500,000 warrants to be issued upon stockholder approval of the transaction), and 350,000 warrants having an exercise price of $2.60 per share (with 190,909 of these warrants issued August 11, 2006 and 159,091 warrants to be issued upon stockholder approval of the transaction). Under certain circumstances, the warrant holders are entitled to have the exercise prices adjusted to correspond to Common Stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares. The exercise price is also subject to weighted average dilution adjustment if we issue shares (apart from certain excluded issuances of our capital stock at an effective price below the exercise price).

Stockholders may receive copies of the private placement documentation by contacting the Company at 3190 Tremont Ave., Trevose, PA 19053, Attn: Investor Relations, telephone number (215) 354-5312, facsimile number (215) 354-1049

Reasons For Stockholder Approval Requirement

After evaluating its current cash position and the available opportunities to obtain additional financing to support the Company’s efforts to continue the development and marketing of its OJO video phone products, the Company determined that it was in its best interests to complete a private placement for additional operating capital, and is so doing elected to proceed with the issuance of an $11,000,000 secured convertible debenture with Cornell Capital Partners LLP. To preserve its operating capital the Company would prefer to make all interest payments as well as all payments due at maturity or upon any conversion of the debenture with its Common Stock. When combined with the Common Stock issuable upon the exercise of warrants, the aggregate number of shares of Common Stock required could exceed 20% of the number of shares of the Company’s Common Stock that is currently outstanding. Nasdaq Rule 4350(i) requires stockholder approval for the issuance or potential issuance of securities representing twenty percent or more of an issuer’s outstanding listed securities or 20% or more of the voting power outstanding before the original issuance date. In anticipation of the full issuance of Common Stock as allowed by the terms of the private placement the Company is required to solicit stockholder approval for the issuance of the Company’s Common Stock upon conversion or maturity of the debenture, the payment of interest, and the exercisability of the warrants. Receipt of stockholder approval of the transaction is also a condition precedent to Cornell Capital Partners LLP’s obligation to purchase the remaining $5,000,000 of the secured convertible debenture. If the Company obtains stockholder approval the Company can issue (i) a $3,000,000 secured convertible debenture, (ii) a $2,000,000 secured convertible debenture provided that a registration statement covering certain of the Company’s shares of Common Stock has become effective, and (iii) the requisite number of shares upon conversion or maturity of the debenture, the payment of interest and the exercise of the warrants and additional investment rights. After stockholder approval is obtained, such issuance of shares of Common Stock will no longer be subject to stockholder approval under Nasdaq Rule 4350(i).

IF THE COMPANY DOES NOT OBTAIN STOCKHOLDER APPROVAL, THE COMPANY MAY BE REQUIRED TO PAY INTEREST AND/OR TO REDEEM ALL OR A PORTION OF THE OUTSTANDING DEBENTURE IN CASH INSTEAD OF USING ITS COMMON STOCK.

The Company’s board of directors has determined that the additional shares to be issued upon the maturity or conversion of the debenture, the payment of interest and the exercise of the warrants and additional investment rights further the best interests of the Company because the funds raised and to be raised will provide necessary operating capital for the Company. The board considered the benefits and risks of raising funds based, in part, on future market prices relative to other alternatives, and concluded that the terms set forth in this private placement were in the best interests of the Company and represented the best alternative available to the Company to meet its funding needs. The board of directors therefore approved the transaction. The board has further determined that it is in the best interest of the Company to preserve the Company’s right to issue its Common Stock in lieu of cash for paying interest and/or redeeming the debenture. The Company’s board of directors now solicits your proxy to be voted to approve the issuance of a sufficient number of shares of the Company’s Common Stock to be issued upon maturity or conversion of the debenture, the payment of interest and the exercise of the warrants, by approving this proposal.

It is important to note that issuance of shares of our Common Stock upon the maturity or conversion of the debenture, the payment of interest and the exercise of the warrants will result in dilution to the equity interests of other holders of the Common Stock. Specifically, the issuance of the additional Common Stock will result in a decrease of the relative voting control of the Common Stock issued and outstanding prior to any issuance of our Common Stock pursuant to the terms of the private placement, and any public resale of our Common Stock following the maturity, conversion, payment and exercise may depress the prevailing market price of the Common Stock. Even prior to the time of actual maturity, conversion, payment and exercise and public resale, the market “overhang” resulting from the mere existence of the Company’s obligation to honor such transactions could depress the market price of the Common Stock.

As of the record date, the Company’s officers and directors, beneficially owned, in the aggregate, approximately 19.7 % of the issued and outstanding Common Stock. The Company has obtained a binding agreement from such officers and directors to vote in favor of this proposal.

The board of directors unanimously recommends a vote “FOR” the approval of the proposal for the potential issuance of 20% or more of the Company’s outstanding Common Stock in connection with the maturity, conversion of these debentures, the payment of interest on the debenture and the exercise of any warrants pursuant to this private placement.

PROPOSAL 3—AMENDMENT TO THE COMPANY’S—AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 80,000,000 SHARES TO 120,000,000 SHARES.

Introduction

The Company currently has 80,000,000 shares of Common Stock authorized. Of this amount approximately 40,075,000 shares are issued and outstanding and another approximately 12,814,000 shares are reserved for issuance under the Company’s benefit plans and as a result of the sale and issuance of certain warrants and convertible securities under the private placements made by the Company. In addition, the Company has reserved 7,920,000 shares of Common Stock for issuance upon the conversion of the debenture and warrants issued by the Company in connection with the sale and issuance of certain securities pursuant to the August 2006 Private Placement. This leaves only approximately 19,191,000 shares of our Common Stock available for future issuances. Such a minimal amount provides little flexibility should the need arise for future funding or other opportunities which may require the issuance of additional shares. Moreover, upon stockholder approval, the Company is obligated pursuant to the terms of the Stock Purchase Agreement related to the sale and issuance of certain securities pursuant to the August 2006 Private Placement to reserve an additional 22,201,667 shares of Common Stock. Accordingly, on August 2, 2006, the Board of Directors authorized and directed the Company to submit for stockholder approval a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 80,000,000 to 120,000,000 shares. Although the Company could wait until the need arises to authorize such additional shares, such wait could result in lost opportunity and/or additional costs to hold a special meeting of stockholders. The Board of Directors believes the proposed amendment is advisable and in the best interests of the Company and its stockholders and is therefore recommending that the stockholders approve this amendment.

The affirmative vote of a majority of outstanding shares of WorldGate entitled to vote at this meeting will be required to approve this amendment to the Company’s Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

Summary of the Amendment

The amendment will consist of a revision of the first sentence (and only the first sentence) of paragraph FOURTH of the Company’s Amended and Restated Certificate of Incorporation to read as follows:

“FOURTH: The amount of total authorized capital stock of the Corporation is 133,500,000 shares divided into 120,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and 13,500,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).”

The remaining sections of paragraph FOURTH, consisting of (A) COMMON STOCK, and (B) PREFERRED STOCK, will survive the amendment in their current form.

The Company has reserved 12,814,000 shares of Common Stock for issuance under the Company’s benefit plans and as a result of the sale and issuance of shares of preferred stock, warrants and additional investment rights under the private placements made by the Company. The Company has also reserved 7,920,000 shares of Common Stock for issuance upon the conversion of the debenture and warrants issued by the Company in connection with the sale and issuance of certain securities pursuant to the August 2006 Private Placement. This leaves only approximately 19,191,000 shares of our Common Stock available for future issuances. Upon stockholder approval, the Company will be obligated pursuant to the terms of the Stock Purchase Agreement related to the sale and issuance of certain securities pursuant to the August 2006 Private Placement to reserve an additional 22,201,667 shares of Common Stock. The Board of Directors believes that the amendment is desirable so that the Company will have more financial flexibility and be able to issue shares of Common Stock, without the expense and delay of a special stockholders’ meeting, in connection with any stock splits or stock dividends, employee and director compensation benefit plans and for other general corporate purposes.

Authorized but unissued shares of Common Stock of the Company may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law or the listing standards of NASDAQ.

Each share of Common Stock authorized for issuance has the same rights and is identical in all respects with each other share of Common Stock. The authorization of additional shares called for by this proposal will not affect the rights, such as voting and liquidation rights, of the shares of Common Stock currently outstanding. Under the Amended and Restated Certificate of Incorporation, stockholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional shares Common Stock, existing stockholders would not have any preferential rights to purchase those shares and the issuance could have a dilutive effect on earnings per share, book value per share and the voting power and shareholdings of current stockholders, depending on the particular circumstances in which the additional shares of Common Stock are issued. The Board of Directors does not intend to issue any additional shares of Common Stock except on terms that it deems to be in the best interests of the Company and its stockholders.

The issuance of additional shares of Common Stock by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various transactions. The proposed increase in the number of authorized shares could enable the Board of Directors to issue shares of Common Stock to render more difficult an attempt by another person or entity to obtain control of the Company, although the Board of Directors has no present intention of issuing additional shares for such purposes and has no present knowledge of any takeover efforts.

If the proposed amendment is adopted, it will become effective upon the filing of Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

Security Ownership of Certain Beneficial Owners and Management, and
Related Stockholder Matters.

The following table sets forth information as of December 31, 2005 regarding securities authorized for issuance under the Company’s equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a) (c)
Equity compensation plans approved by security holders	4,481,015	$1.94	1,974,667
Equity compensation plans not approved by security holders	—	—	—

The following table sets forth information as of August 22, 2006 regarding beneficial ownership of our Common Stock by the following persons:

•       each person who is known to us to own beneficially more than 5% of the outstanding shares of Common Stock,

•       each director of WorldGate,

•       each executive officer of WorldGate named in the summary compensation table under the Executive Compensation heading below, and

•       all directors and executive officers of WorldGate as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of Common Stock subject to options or warrants exercisable within 60 days of August 22, 2006 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of the beneficial owners is 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Ownership
Hal M. Krisbergh(1)	5,961,113	14.9%
Antonio Tomasello(2)	2,376,814	5.9%
Randall J. Gort(3)	581,900	1.5%
Richard Westerfer(4)	466,491	1.2%
Joel Boyarski(5)	332,609	*
James McLoughlin(6)	272,025	*
Steven C. Davidson(7)	47,375	*
Clarence L. Irving, Jr.(8)	55,375	*
Martin Jaffe(9)	52,375	*
Jeff Morris(10)	47,875	*
Lemuel Tarshis(11)	77,741	*
All current directors and executive officers as a group (10 persons)	10,271,693	19.7%

*                    Less than 1% of the outstanding Common Stock.

(1)          Includes options to purchase 272,500 shares of Common Stock. Also includes 3,654,246 shares of Common Stock held directly, 1,434,429 shares of Common Stock held within grantor retained trusts in which either Mr. Krisbergh or his spouse are trustees, 299,938 shares of Common Stock held by Mr. Krisbergh’s spouse and 300,000 shares of Common Stock held by the Krisbergh Family Foundation, with Mr. Krisbergh acting as the custodian for these shares.

(2)          Mr. Tomasello’s mailing address is 1 S.E. 3rd Avenue, 28th Floor, Miami, Florida 33131

(3)          Includes options to purchase 406,958 shares of Common Stock. Also includes 106,063 shares of Common Stock held directly and 68,879 shares of Common Stock held by Mr. Gort as custodian for his minor children.

(4)          Includes options to purchase 466,250 shares of Common Stock and 241 shares of Common Stock held by Mr. Westerfer’s minor son.

(5)          Includes options to purchase 323,238 shares of Common Stock. Also includes 9,371shares of Common Stock held directly or jointly with spouse.

(6)          Includes options to purchase 272,025 shares of Common Stock.

(7)          Includes options to purchase 37,375 shares of Common Stock. Also includes 10,000 shares of Common Stock held directly.

(8)          Includes options to purchase 55,375 shares of Common Stock.

(9)          Includes options to purchase 37,375 shares of Common Stock. Also includes 15,000 shares of Common Stock held directly.

(10) Includes options to purchase 47,875 shares of Common Stock.

(11) Includes options to purchase 60,541 shares of Common Stock. Also includes 5,200 shares of Common Stock held directly and 12,000 shares of Common Stock held by Dr. Tarshis’ spouse.

Executive Officers of the Company.

The current executive officers of the Company are as follows:

Name	Age	Position(s)
Hal M. Krisbergh	59	Chairman of the Board of Directors and Chief Executive Officer
Joel I. Boyarski	59	Chief Financial Officer
Randall J. Gort	57	Chief Legal Officer and Secretary
James E. McLoughlin	53	Vice President, Account Development and Marketing
Richard Westerfer	48	Chief Operations Officer

Hal M. Krisbergh—For Mr. Krisbergh’s business background, see “Election of Directors”.

Joel I. Boyarski joined our company in October 1999 and was named Chief Financial Officer in September 2002. Prior to becoming Chief Financial Officer, Mr. Boyarski served as General Manager of TVGateway, LLC from December 2001 until September 2002 and as Vice President of Business Development for TVGateway, LLC from June 2000 until December 2001. From October 1999 to June 2000, he served as a consultant for our company. Prior to joining us, Mr. Boyarski was a business and financial consultant from June 1998 to October 1999, and for 23 years prior to June 1998, he held a variety of management positions at Joseph E. Seagram and Sons, Inc., including Vice President of Finance and Business Planning for several of Seagram’s Domestic and International divisions including North America, Asia Pacific and Global Duty Free.

Randall J. Gort joined our company in August 1997 as Vice President, Legal and Corporate Affairs, General Counsel and Secretary. In January 2003 Mr. Gort became our Chief Legal Officer. From July 1995 to August 1997, Mr. Gort was General Counsel, Secretary, and Director of Legal and Corporate Affairs for Integrated Circuit Systems, Inc. Mr. Gort was in private practice from August 1994 through June 1995. Prior to that time, from May 1987 through July 1994, he was an Associate General Counsel for Commodore International Ltd. Mr. Gort was with Schlumberger Ltd. from October 1982 through early 1987, originally as Senior Attorney and then as General Counsel, FACTRON Division. From April 1979 through October 1982, Mr. Gort was Counsel for various divisions of the 3M Company, including Medical and Surgical Products Divisions, Orthopedic Products Division, Electro-Mechanical Resources Division and 3M’s four tape divisions.

James E. McLoughlin joined our company in February 2001 and in January 2002 was named Vice President, Marketing, Business and Account Development. Prior to this position, Mr. McLoughlin served as Vice President, Sales and Marketing. From February 1981 through February 2001, Mr. McLoughlin was Vice President, Affiliate Operations for Home Box Office, where he was responsible for sales and marketing of premium television services to affiliated cable television companies.

Richard Westerfer joined our company in February 2000 as Vice President of Engineering. In December of 2000, Mr. Westerfer became Senior Vice President of Operations. He served in this position until April 2002, when he became Chief Operations Officer of WorldGate. Prior to joining us, from 1979 to February 2000, Mr. Westerfer served as the Senior Director of Engineering for General Instruments (now a part of Motorola, Inc.).

Officers are elected or appointed by the Board of Directors to serve until the appointment or election and qualification of their successors or their earlier termination or resignation.

Executive Compensation

The following table sets forth information concerning compensation paid with respect to our chief executive officer and four other most highly compensated officers who were serving as such as of December 31, 2005, each of whose aggregate compensation for fiscal 2005 exceeded $100,000, for services rendered in all capacities for us and our subsidiaries.

Summary Compensation Table Fiscal Years 2005, 2004 and 2003

				Long Term Compensation Awards
				Securities
		Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(#)	Compensation
Hal M. Krisbergh	2003	$337,080	$—	—	—
Chairman and Chief Executive Officer	2004	$349,497	—	—	—
	2005	$376,209	81,512	50,000	—
Richard Westerfer	2003	$209,192	$—	200,000	—
Chief Operations Officer	2004	$219,531	—	225,000	—
	2005	$242,977	40,425	25,000
Randall J. Gort	2003	$200,000	$—	200,000	—
Chief Legal Officer	2004	$207,385	—	222,250	—
	2005	$226,147	37,625	22,500	—
Joel Boyarski	2003	$195,570	$—	200,000	—
Chief Financial Officer	2004	$202,791	—	195,000	—
	2005	$221,138	36,792	20,000	—
James McLoughlin	2003	$190,800	$—	161,500	—
Vice President, Account Development and	2004	$197,845	—	195,000	—
Marketing	2005	$215,745	35,894	20,000

We have established a bonus plan which provides for the payment of bonuses to executive officers and other employees based upon the performance of WorldGate, the performance of the business division of which the officer or employee is a member and the performance of the officer or employee. Under this plan, we generally assess the prior year’s performance and make bonus payments during the first calendar quarter of each year. In light of the Company’s business transition no bonuses were, however, paid under the Company’s plan during fiscal years 2002 - 2004.

In addition to salary and bonus compensation plans, we have an equity incentive plan providing for the grant of equity awards to such officers, other employees, consultants and directors of WorldGate and our affiliates as the Compensation and Stock Option Committee may determine from time to time. Although various types of awards are available under this plan, including stock options, restricted stock and performance based awards, currently only stock options have been granted under our plan. Such options vest in equal installments over a four-year period, and expire ten years following the date of its grant, subject to acceleration in the event of some changes of control of WorldGate, and earlier termination upon cessation of employment. The Company’s equity incentive plan has an automatic annual increase in the number of shares reserved for issuance in an amount equal to the lesser of 4% of the then outstanding shares of our Common Stock or 1,000,000 shares.

The Compensation and Stock Option Committee has the authority to administer the equity incentive plan and to exercise all the powers and authorities either specifically granted to it under, or necessary or advisable in the administration of the plan, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of Common Stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting WorldGate or the financial statements of WorldGate (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the plan and any award; to prescribe, amend and rescind rules and regulations relating to the plan; to determine the terms and provisions of agreements evidencing awards; and to make all other determinations deemed necessary or advisable for the administration of the plan.

The purchase price per share payable upon the exercise of an option (the “option exercise price”) will be established by the Compensation and Stock Option Committee, provided, however, that Incentive Stock Options may not have an option exercise price less than the fair market value of a share of Common Stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof, to the extent permitted by the Committee:

in cash or by check or wire transfer,

subject to the approval of the Committee, in Common Stock owned by the participant for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise, or subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

The board of directors or the Committee may suspend, revise, terminate or amend the plan at any time, provided, however, that: stockholder approval will be obtained if and to the extent required under Rule 16b-3 promulgated under the Exchange Act or if and to the extent the board determines that such approval is required for purposes of satisfying Section 162(m) or Section 422 of the Code, and no such suspension, revision, termination or amendment may, without the consent of a participant, reduce the participant’s rights under any outstanding award.

On October 5, 2001, our stockholders approved the WorldGate 2001 Employee Stock Purchase Plan. The Stock Purchase Plan provides our eligible employees with the opportunity to periodically acquire shares of our Common Stock through payroll deductions. In general, the Stock Purchase Plan provides that:

•       each employee who has completed six months of continuous employment with WorldGate is eligible to participate in the Stock Purchase Plan so long as the employee customarily works at least 20 hours per week and 5 months per year;

•       participants in the Stock Purchase Plan are permitted to contribute up to fifteen percent of their compensation towards the purchase of our Common Stock;

•       at the end of each calendar quarter, the contributions of the participants are used to purchase shares of our Common Stock at the lower of eighty-five percent of the market price of our Common Stock: (i) at the beginning of each calendar quarter or (ii) at the end of each calendar quarter;

•       shares of our Common Stock that are purchased under the Stock Purchase Plan are not transferable by the participant until at least nine months has elapsed from the acquisition of the shares;

•       a maximum of 750,000 shares of our Common Stock (plus an annual increase of 375,000 shares) may be purchased in the aggregate by participants in the Stock Purchase Plan; and

•       our Board of Directors has the power and authority to administer the Stock Purchase Plan and may, subject to certain limitations suspend, revise, terminate or amend the Stock Purchase Plan.

The following table presents information regarding options granted to our named executive officers during fiscal 2005 to purchase shares of our Common Stock.

Option/SAR Grants In Last Fiscal Year
(Individual Grants)

	Number of Securities Underlying Options/SARs	% of Total Options/SARs Granted to Employees in Fiscal	Exercise or base price	Expiration	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Granted (#)	Year	($/Sh)	Date	5% ($)	10% ($)
Hal M. Krisbergh	50,000	26.7%	3.95	3/8/15	124,364	315,253
Chairman and Chief Executive Officer
Richard Westerfer	25,000	13.31%	$2.63	11/9/15	$41,402	$104,951
Chief Operations Officer
Randall J. Gort	22,500	12.0%	$2.63	11/9/15	$37,262	$94,456
Chief Legal Officer
Joel Boyarski	20,000	10.7%	$2.63	11/9/15	$33,122	$83,961
Chief Financial Officer
James McLoughlin	20,000	10.7%	$2.63	11/9/15	$33,122	$83,961
Vice President, Account Development and Marketing

The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the named executive officers as of December 31, 2005. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $2.06, which was the per share closing sales price reported on the Nasdaq Small Cap Market on December 31, 2005

Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Option/SAR Values

Name	Shares acquired on exercise (#)	Value Realized ($)	Number of securities underlying unexercised options/SARS at fiscal year end (#) Exercisable/ Unexercisable	Value of unexercised in-the- money options/SARS at fiscal year end ($) Exercisable/ Unexercisable
Hal M. Krisbergh	—	—	240,000/70,000	28,224/9,408
Chairman and Chief Executive Officer
Richard Westerfer	—	—	354,000/306,000	206,590/306,590
Chief Operations Officer
Randall J. Gort	—	—	300,958/295,375	206,590/306,590
Chief Legal Officer
Joel Boyarski	—	—	221,988/273,750	215,254/291,790
Chief Financial Officer
James McLoughlin	—	—	183,300/251,600	169,400/256,900
Vice President, Account Development and Marketing

Compensation of Directors

Pursuant to our director plan, non-employee directors, currently Messrs. Davidson, Jaffe, Irving, Morris and Tarshis, will receive an annual stock grant of 10,000 shares, vesting in equal amounts over four years, issued at the fair market value on the date of grant, a stipend of $1,000 for each board or committee meeting the director attends in person, and $250 for each meeting attended telephonically. Furthermore, we pay an annual stipend of $10,000, as well as an initial stock grant of 30,000 shares upon becoming a non-employee director. We will also continue to reimburse non-employee directors for reasonable travel expenses for attending board or committee meetings.

Compensation Committee Interlocks and Insider Participation

The Compensation and Stock Option Committee is currently composed of Messrs. Morris and Irving. This committee makes recommendations to the board concerning the compensation and benefits programs for its directors, officers and employees, including all options granted under our option plan. Both Messrs Morris and Irving are “independent” as such term is defined under applicable Nasdaq rules.

Report of Compensation and Stock Option Committee
on Executive Compensation

This report by the Compensation and Stock Option Committee of the Board of Directors (the “Committee”) discusses the Committee’s compensation objectives and policies applicable to the Company’s executive officers. The report reviews the Committee’s policy generally with respect to the compensation of all executive officers as a group for fiscal 2005 and specifically reviews the compensation established for the Company’s Chief Executive Officer as reported in the Summary Compensation Table. The Committee is composed entirely of non-employee directors of the Company. The Committee also administers the Company’s Equity Incentive Plan and Employee Stock Purchase Plan.

Compensation Philosophy

The Committee is responsible for setting cash and long-term incentive compensation for executive officers and other key employees of the Company. The Company’s compensation policies are intended to create a direct relationship between the level of compensation paid to executives and the Company’s current and long-term level of performance. The Committee believes that this relationship is best implemented by providing a compensation package of separate components, all of which are designed to enhance the Company’s overall performance. The components are base salary, short-term compensation in the form of annual bonuses and long-term incentive compensation in the form of stock options or other equity based awards.

The base salaries, targeted bonus amounts and equity incentive awards established for or granted to the Company’s executive officers are based, in part, on the Committee’s understanding of the Company’s current financial position, compensation amounts and forms paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries, the Company’s need to attract and retain key personnel for whom the Company must compete against larger, more established companies, and other market factors. Such amounts reflect the subjective discretion of the members of the Committee based on these factors as well as the Committee’s evaluation of the Company’s current and anticipated future performance and the contribution of the individual executive officers to such performance, and the contribution of the individual executive officers to the Company in areas not necessarily reflected by the Company’s performance.

Base Salaries

Our 2005 base salaries were established subjectively by the Committee based on the factors noted above. During 2005 the Company increased base salaries for executive officers, on average, by approximately 4%.

Annual Bonuses

Annual bonuses for the executive officers are intended to provide an incentive for improved performance in the short term. Typically the Committee establishes target bonus levels at the beginning of each year based on predetermined goals with respect to individual, department and Company performance. During 2005 the Company paid bonuses to executive officers of approximately 22% for the chief executive officers and 17% for other executive officers, which was approximately half of their target bonus amount. The fifty percent reduction in target amount reflected the Company’s cash position and the fact that bonuses had not been paid for fiscal years 2002 - 2004.

Long-Term Incentive Compensation

The Company’s long-term incentive compensation plan for its executive officers, administered through the Company’s equity incentive plan, promotes ownership of the Company’s Common Stock, which, in turn, provides a common interest between the stockholders of the Company and the executive officers of the Company. Typically awards granted to executive officers under the plan have an exercise price equal to the fair market value of the shares on the date of grant, an exercise period of ten years and generally vest over four years. The vesting criteria, type, number and pricing of awards granted to executive officers is determined by the Committee, which is charged with administering the equity incentive plan. In keeping with a philosophy of providing a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant component of an executive officer’s total compensation package. These incentives are designed to motivate and reward executive officers for maximizing stockholder value and encourage the long-term employment of key employees. The size of stock option grants is based primarily on the dollar value of the award granted. As a result, the number of shares underlying stock option awards varies and is dependent on the price of the Company’s Common Stock on the date of grant. The size of the award can also be adjusted based on individual factors.

Compensation of the Chief Executive Officer

During fiscal year 2005, Mr. Krisbergh’s base salary was increased by approximately 4%, which amount was consistent with the increases granted to the Company’s other executive officers. This increase reflects the factors discussed above, the lack of any base salary increases from 2002 to 2004, as well as the significant contribution Mr. Krisbergh made in implementing the change in the Company’s focus from its interactive television business, culminating in the commercial introduction of the Company’s new Ojo video phone.

Limitations on Deductibility of Compensation

Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company’s five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer’s overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company’s executive officers.

Respectfully submitted,
Compensation and Stock Option Committee
Jeff Morris
Clarence L. Irving, Jr.

Comparative Stock Performance Graph

The following indexed line graph indicates the Company’s total return to stockholders from December 31, 2000 to December 31, 2005, as compared to the total return for the Nasdaq Stock Market—US Index, the Nasdaq Telecommunications Index and the Dow Jones Internet Commerce Index. The calculations in the graph assume that $100 was invested on December 31, 2000, in the Company’s Common Stock and each index, and also assume dividend reinvestment.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG WORLDGATE COMMUNICATIONS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
THE NASDAQ TELECOMMUNICATIONS INDEX AND
THE DOW JONES INTERNET COMMERCE INDEX

Information Concerning Independent Registered Public Accounting Firm

On November 17, 2005, Grant Thornton LLP (Grant Thornton), our independent registered public accounting firm for fiscal years 2003 and 2004, advised the Company that it would not stand for re-appointment for the audit of the year ending December 31, 2005 and that it would be resigning as the Company’s independent auditor effective upon the completion of its engagement which ended with the audit of the restatement described below and the review of the Company’s financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. The Company had been withholding any decision as to the retention of an independent registered public accounting firm for fiscal year 2005, and ultimately elected not to seek the re-engagement of Grant Thornton.

On January 24, 2006, the Company filed amendments to and restatements of its financial statements for the years ended December 31, 2003 and 2004 as included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, and the interim financial statements for the periods ended March 31, 2004 through June 30, 2005 included in the Company’s Quarterly Reports on Form 10-Q. The report of independent registered public accounting firm issued by Grant Thornton dated February 24, 2005 (except for Note 2 Restatement No. 1 as to which the date is August 24, 2005 and Note 3 Restatement No. 2 as to which the date is January 10, 2006 included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 filed on January 24, 2006) contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for a modification related to an uncertainty regarding the Company’s ability to continue as a going concern, and an explanatory paragraph regarding two restatements of the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003.

During the fiscal years ended December 31, 2003 and 2004, and any subsequent interim period through the date hereof, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

On January 5, 2006, the Audit Committee of the Company’s Board of Directors engaged the firm of Marcum & Kliegman, LLP (M&K) as the new independent registered public accountants to audit the Company’s financial statements as of and for the period ended December 31, 2005. During the Company’s two most recent fiscal years, and through January 5, 2006, the Company had not consulted with M&K regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements nor has it consulted with M&K regarding any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

The aggregate fees for professional services rendered to us by Grant Thornton LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2004, and Marcum & Kliegman LLP, our independent registered public accounting firm for the fiscal year ended December 31 2005, are as follows (in whole dollars):

	Fiscal Years Ended December 31
	2004	2005
Audit fees	$93,320	$121,500
Audit related fees	45,328	0
Tax fees	36,401	0
All other fees	0	0
Total	$175,049	$121,500

Audit Fees

The “audit fees” reported above were billed to us by Grant Thornton LLP and Marcum & Kliegman LLP for professional services rendered in connection with their audit of our consolidated financial statements and their limited reviews of our unaudited consolidated financial statements and our unaudited consolidated interim financial statements included in our quarterly reports, and for services normally provided by Grant Thornton LLP and Marcum & Kliegman LLP in connection with other statutory and regulatory filings or engagements, including audit consultations and SEC comment letters.

Audit Related Fees

The “audit related fees” reported above were billed to us by Grant Thornton LLP for assurance and related services that were reasonably related to the performance of their audit or review of our financial statements, but which are not reported as Audit Fees. These services include accounting consultations in connection with the impact of prospective accounting pronouncements and stock based compensation matters.

Tax Fees

During the fiscal years reported above, Grant Thornton LLP rendered professional services to us relating to tax compliance, tax advice, or tax planning.

All Other Fees

During the fiscal years reported above, Grant Thornton LLP and Marcum & Kliegman LLP rendered no professional services to us other than for those relating to audit, audit related and tax matters.

Audit Committee Pre-approval Policies and Procedures

Our audit committee has adopted a policy requiring the pre-approval of all audit and permissible non-audit services provided by our independent public auditors. Under the policy, the audit committee is to specifically pre-approve before the end of each fiscal year any recurring audit and audit related services to be provided during the following fiscal year. The audit committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The audit committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the audit committee at its next scheduled meeting. Our independent public auditors and members of management are required to report periodically to the audit committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A(i)(2) of the Securities Exchange Act of 1934, as amended by Section 202 of the Sarbanes-Oxley Act of 2002, we are required to disclose the approval by the audit committee of the Board of Directors of non-audit services to be performed by Grant Thornton LLP and Marcum and Kliegman LLP, the Company’s independent auditors. Non-audit services are services other than those provided in connection with an audit or review of the financial statements. During the period covered by this filing, the audit committee approved all audit related fees, tax fees and all other fees.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of our Common Stock (collectively, the “reporting persons”) to file reports of ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on our review of those documents received by us, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for fiscal year 2005 were made on a timely basis.

Stockholder’s Proposals for 2007 Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the Proxy Statement and form of proxy relating to the 2007 annual meeting, such proposals must be received by the Company no later than May 4, 2007. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

If the May 4, 2007 deadline is missed, a stockholder proposal may still be submitted for consideration at the 2007 annual meeting, although it will not be included in the Proxy Statement, if the submission complies with the procedural and information requirements set forth in the Company’s bylaws. Accordingly, written notice must be sent to the Secretary of the Company not later than the close of business on the 90th calendar day or earlier than the 120th calendar day before the first anniversary of the prior year’s annual meeting. This means that for the 2007 annual meeting, written notice must be delivered between the close of business on June 13, 2007 and the close of business on July 13, 2007. If the date of the annual meeting, however, is not within 30 days before or 60 days after the anniversary of the prior year’s meeting date, a stockholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which the Company first announces the meeting date to the public.

All proposals should be directed to the attention of the Secretary of the Company.

Other Matters

As of the date of this Proxy Statement, our board of directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Multiple Stockholders Sharing The Same Address

If you and other residents at your mailing address own shares of Common Stock through a broker or bank, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement. This practice, known as “householding,” reduces our printing and postage costs and eliminates duplicate mailings that stockholders living at the same address receive. If you or any stockholder residing at your mailing address wishes to receive a separate Annual Report or Proxy Statement, write or telephone us as follows: WorldGate Communications, Inc., Attn: Investor Relations, 3190 Tremont Avenue, Trevose, PA 19053, telephone number: 215-354-5100, facsimile number: (215) 354-1049. If you and other residents at your mailing address are receiving multiple copies of the Annual Report and Proxy Statement and wish to receive single copies in the future, contact us at the above phone number or address.

Incorporation Of Certain Information By Reference

The SEC allows us to incorporate by reference in this Proxy Statement the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement. We are incorporating by reference in this Proxy Statement the following documents filed by us:

1.                Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 31, 2006.

2.                Our Quarterly Report on Form 10-Q for the quarters ended June 30, 2006 filed on August 14, 2006.

Copies of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q are being delivered to our stockholders along with this proxy statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

By Order of the Board of Directors
/s/ HAL KRISBERGH
HAL KRISBERGH,
Chairman and Chief Executive Officer

September 3, 2006